Exhibit 10.1

FIRST AMENDMENT

TO

EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO THE EXCHANGE AGREEMENT (the “First Amendment”) is deemed to be effective as of January 22, 2020 (the “Effective Date”), by and among Jaguar Health, Inc. a Delaware corporation (the “Company”), and Oasis Capital, LLC, a Puerto Rico limited liability company (“Holder”).

RECITALS

A.            The parties entered into the Exchange Agreement as of December 23, 2019 (the “Agreement”).

B.            Pursuant to the Agreement, the Company and Holder agreed that Holder would surrender pre-funded warrants exercisable for 1,236,223 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and 695,127 shares of Common Stock (collectively, the “Exchange Securities”) for 10,165 shares of the Series B-2 Convertible Preferred Stock (the “Preferred Stock”).

C.            The parties have jointly identified certain mistakes of a technical nature in the Exchange Agreement and have agreed to cure such mistakes as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Holder hereby agree as follows:

1.     Recital C of the Exchange Agreement shall be amended and restated in its entirety as follows:

“Subject to the terms of this Agreement, Holder and the Company desire to exchange the Exchange Securities for shares of the Company’s Series B-2 Convertible Preferred Stock (the “Preferred Stock”) pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

2.     Section 4.4 of the Exchange Agreement shall be amended and restated in its entirety as follows:

“4.4      Additional Representations and Warranties of Holder. Holder is acquiring the Preferred Shares for investment for such Holder’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling or distributing the Preferred Shares. Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and to obtain any additional information which Holder has deemed necessary or appropriate for deciding whether or not to acquire the Preferred Shares, including an opportunity to receive, review and understand the information set forth in Company’s financial statements, capitalization and other business information as Holder deems prudent. Holder acknowledges that no other representations or warranties, oral or written, have been made by Company or any agent thereof except as set forth in this Agreement. Holder is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Preferred Shares. Holder has such knowledge and experience in financial and business matters, including investments in other emerging growth companies that such individual or entity is capable of evaluating the merits and risks of the investment in the Preferred Shares and it is able to bear the economic risk of such investment. Holder has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the acquisition of the Preferred Shares, of evaluating the merits and risks of an investment in the Preferred Shares and of making an informed investment decision with respect to the Preferred Shares. Neither Holder, nor any person or entity with whom such Holder shares beneficial ownership of the Preferred Shares, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii). Neither Holder nor anyone acting on behalf of Holder has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the transactions contemplated under this Agreement. Holder understands that the transactions contemplated under this Agreement are intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for the exemption under Section 3(a)(9) of the Securities Act as well as qualifying for exemptions under applicable state securities laws.  Holder is aware that there is currently no public market for the Preferred Shares and that there is no guarantee that a public market will develop at any time in the future. Holder understands that the Preferred Shares cannot be readily sold or liquidated in case of an emergency or other financial need. Holder acknowledges and agrees that the Preferred Shares are subject to restrictions on transfer pursuant to the Lock-Up Agreement.”

3.              Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect as of the date hereof.

4.              All capitalized terms used in this First Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

5.              This First Amendment may be executed in multiple originals, each of which is deemed to be an original, and may be signed in counterparts.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

COMPANY:

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Lisa A. Conte
President and CEO

HOLDER:

OASIS CAPITAL, LLC

By:	/s/ Adam Long
Adam Long
Managing Member